                                                                   EXHIBIT 10.9


                              AMENDED AND RESTATED
                                PROMISSORY NOTE



$15,500,000.00                                               December 21, 1994


                  FOR VALUE RECEIVED, CARRIAGE CLUB OF DENVER, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), the sum of Fifteen Million Five Hundred Thousand and No/100 Dollars ($15,500,000.00), with interest on the unpaid balance of such amount from the date of the disbursement of the loan (the "Loan") evidenced hereby, at the rate or rates of interest specified herein. This Note is secured by an Amended and Restated First Deed of Trust and Security Agreement (the "Deed of Trust") of even date herewith on certain property particularly described therein (the "Mortgaged Property") and by other security given or to be given to GECC as collateral for the Loan (collectively, the "Other Security Documents").

                  From and after the date hereof and through and including December 31, 2001 (the "Maturity Date"), Borrower shall pay to GECC monthly in arrears commencing on the first day of the first calendar month immediately after the date hereof, and continuing on the first day of each and every calendar month thereafter (such date for any particular month being hereinafter referred to as the "Due Date"), interest accrued for the preceding month on the outstanding principal amount hereof at the Contract Index Rate (as hereinafter defined). Interest at the Contract Index Rate shall be computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty
(30) days each, except that interest for a period less than a full month shall be computed by multiplying the actual number of days elapsed in such period by a daily rate based on such 360-day year.

                  In addition to monthly payments of interest hereunder, commencing January 1, 1995, and continuing on the first day of each month thereafter, to and including December 31, 2001, Borrower shall pay to GECC, in reduction of the principal balance of this Note, Twenty Thousand and No/100 Dollars ($20,000.00); provided, however, that if, on the first day of any month, either (a) Debt Service Coverage (as hereinafter defined) for the most recent consecutive ninety (90) day period for which financial information


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is available, is less than 1.2 to 1.0, or (b) annualized Net Revenues Available for Debt Service (as hereinafter defined) divided by the then outstanding principal balance of this Note is less than 0.13, then, in addition to regular monthly installments of interest on this Note, Borrower shall pay to GECC, in reduction of the principal balance of this Note, on the fifth day of such month, all Excess Cash Flow (as hereinafter defined) for the preceding month. Such Excess Cash Flow delivered to GECC shall be applied to the payment of principal of the Note. Borrower shall continue making such payments of Excess Cash Flow on the fifth day of each succeeding month until the month in which, on the first day of such month, (a) Debt Service Coverage as determined by GECC for the most recent consecutive ninety (90) day period, is equal to or greater than 1.2 to 1.0, and (b) annualized Net Revenues Available for Debt Service divided by the then outstanding principal balance of this Note is equal to or greater than 0.13.

                  The entire principal amount of this Note, together with all accrued but unpaid interest thereon, any and all unpaid late charges and interest due at the Default Rate, and all other Maturity Obligations (as hereinafter defined) shall be due and payable to GECC on December 31, 2001 (the "Maturity Date").

                  As used herein, "Contract Index Rate" shall mean the rate of interest equal to four and one-quarter percent (4.25%) per annum in excess of the GECC Composite Commercial Paper Rate. "GECC Composite Commercial Paper Rate" shall mean the Average Interest Expense on the actual principal amount of the GECC Composite Commercial Paper outstanding for GECC's full fiscal month preceding the Interest Billing Month. "GECC Composite Commercial Paper" shall mean GECC's outstanding commercial paper for terms of nine (9) months or less from sources within the United States but excluding the current portion of GECC's long term debt and GECC Financial Corporation's borrowings and interest expense. "Average Interest Expense" shall mean the percentage obtained by dividing the interest expense on GECC Composite Commercial Paper for such fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during such fiscal month, divided by the actual number of days in such fiscal month and multiplied by the actual number of days in the calendar year. The "Interest Billing Month" shall mean the month preceding the month in which the interest shall be paid. The GECC Composite Commercial Paper Rate shall be determined by GECC and evidenced by a certificate issued by an authorized GECC employee.



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                  As used herein, "Debt Service Coverage" shall mean, for any period, the ratio, as determined by GECC, of Net Revenues Available For Debt Service for such period to Debt Service for such period. "Net Revenues Available For Debt Service" shall mean, for any period, the Revenues less the Total Expenses (both as hereinafter defined). "Debt Service" shall mean, for any period, the sum of regular payments of interest and principal under this Note for such period, together with any other payments of Borrower on the Loan and on all other outstanding permitted indebtedness, if any, relating to the Mortgaged Property for such period.

                  As used herein, "Excess Cash Flow" shall mean, for any period, the Net Revenues Available for Debt Service for such period, together with any reserves required by GECC pursuant to the Loan Agreement, the Deed of Trust or the Other Security Documents, less the Debt Service for such period. Any negative Excess Cash Flow shall be carried over to the next applicable accounting period.

                  As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder and under the Deed of Trust and the Other Security Documents.

                  As used herein, "Revenues" shall mean all Cash receipts of Borrower from the operation or ownership of the Mortgaged Property after the date hereof which are properly allocable to the Mortgaged Property, including, without limitation, gross resident service revenues, less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any; other operating revenues; non-operating revenues; entrance fees actually paid, if any, less any refunds made; receipts from leases and parking agreements; concession fees and charges and other miscellaneous operating sources from the Mortgaged Property; proceeds from rental or business interruption insurance; and net proceeds of or recoveries from litigation in which Assignor is involved relating to the operation or ownership of the Mortgaged Property; but excluding security deposits and earnest money deposits until and unless such are forfeited by the depositor; any gain or loss resulting from the early extinguishment of indebtedness or from the sale, exchange, refinancing or other disposition of property not in the ordinary course of business; any proceeds from any condemnation or insurance coverage (other than business interruption), or recovery for damage to the Mortgaged



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Property; and any gifts, grants, bequests or donations. Revenues shall be determined in accordance with cash basis accounting principles consistently applied. "Cash" shall mean cash, negotiable instruments due on demand, readily marketable securities, demand deposit accounts, or other cash equivalents or assets similar to any of the foregoing.

                  As used herein, "Total Expenses" shall mean all Cash expenses of operating the Mortgaged Property which arise after the date hereof and which are paid by Borrower after the date hereof and which are directly associated with and fairly allocable to ownership or operation of the Mortgaged Property, including (without limitation but without duplication) insurance premiums and ad valorem real estate taxes and assessments (to the extent the same are not paid out of the Escrows as hereinafter defined), amounts deposited in escrows required under the Deed of Trust or the loan agreement of even date herewith executed by Borrower and GECC (the "Loan Agreement") for ad valorem real estate taxes and assessments (the "Escrows"), amounts deposited in the Replacement Reserve Account (as defined in the Loan Agreement), maintenance costs, management fees and costs not to exceed those set forth in the management agreement for the Mortgaged Property approved by GECC, interest on this Note (to the extent actually paid), accounting, legal, and other professional fees, fees relating to environmental or financial audits, utility costs, amounts deposited into reserves established under the operating budgets for the Mortgaged Property, wages, salaries, personnel expenses, but excluding any capital expenditure not properly allocable to the calendar year in question, any payments of interest, principal, or fees (including fees to extend the term thereof) on any loans (other than the Loan) obtained by Borrower, any payment or expense to which Borrower was or is to be reimbursed from proceeds of the Loan, insurance or any other third party, and any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes. Total Expenses shall be determined on an actual or pro forma basis and on a consolidated or combined basis, as determined by GECC in its sole discretion to be appropriate. For purposes of any calculation of Revenues or Total Expenses, any deduction from gross resident service revenues otherwise required by the definition of Revenues shall not be made if and to the extent that the amount of such deduction is included in Total Expenses.

                  All payments due under this Note are payable at the lock box maintained by GECC and identified as "Lock-Box-GECC-CREF," P.O.




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Box 4748, Los Angeles, California 90051-2748, or at such other place as GECC or other holder hereof shall notify Borrower in writing.

                  All payments received by GECC on this Note shall be applied by GECC as follows: first, to the payment of delinquency or "late" charges, if any; second, to accrued and unpaid interest at the Contract Index Rate; and third, to the reduction of principal.

                  This Note may not be prepaid in whole or in part prior to December 31, 1996. Thereafter, upon ten (10) days' prior written notice to GECC, Borrower may prepay this Note in whole but not in part on any regularly scheduled interest payment due date hereof, by paying GECC the Maturity Obligations, without prepayment premium. GECC reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment or final payment, to be by wired federal funds or other immediately available funds.

                  In the event Borrower fails to pay any installment of interest or any principal on this Note for five (5) days after the same shall become due, whether by acceleration or otherwise, GECC may, at its option, impose a delinquency or late charge on Borrower, payable upon demand, equal to the greater of:

                  (a) Five percent (5%) per annum in excess of the Contract Index Rate of interest (the "Default Rate") that would have been applicable to a then-current installment as provided for elsewhere in this Note, as if such installment had been made when due, computed from the date such payment was due and payable to the date of receipt of such installment by GECC in good and immediately available funds, or

                  (b) five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to GECC;

provided, however, that if any such late charge under subsections (a) or (b) hereof is not recognized as liquidated damages for such delinquency (as contemplated by Borrower and GECC), and is deemed to be interest in excess of the amount permitted to be charged to Borrower under applicable law, GECC shall be entitled to collect a late charge only at the highest rate


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permitted by law, and any interest actually collected by GECC in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Note and shall be so applied.

                  In the event of any conflict between the provisions of this Note and those of the Deed of Trust, the Other Security Documents or any other agreement relating to the Loan, the provisions of this Note shall govern.

                  In the event Borrower fails to pay any installment of interest or any principal on this Note for five (5) days after the same shall become due or upon the happening of a default or any "Event of Default" as defined in the Deed of Trust or any of the Other Security Documents or other documents executed in connection with the Loan (subject to any applicable cure periods provided for in such documents), then and in any such event GECC may at its option declare the entire unpaid balance of this Note, together with interest accrued hereon, to be immediately due and payable, and GECC may proceed to exercise any rights or remedies that it may have under the Deed of Trust, under the Other Security Documents, under this Note or under any other agreement relating to the Loan or such other rights and remedies which GECC may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to GECC by paying the Maturity Obligations, with interest at the Default Rate accruing from the date such acceleration is declared, plus any applicable prepayment premium, or if no prepayment is then permitted, a prepayment premium equal to five percent (5%) of the unpaid balance of the Loan.

                  In the event this Note is turned over to an attorney at law for collection after default, in addition to the Maturity Obligations, GECC shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of GECC's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and shall also be secured by the Deed of Trust and the Other Security Documents.

                  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION OF THIS NOTE AND THAT IT UNDERSTANDS THIS PROVISION FOR CONFESSION OF JUDGMENT, AND BORROWER




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WAIVES ANY RIGHT TO NOTICE OR A HEARING WHICH IT MIGHT OTHERWISE HAVE BEFORE
ENTRY OF JUDGMENT.

                  No failure on the part of GECC or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of a default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or a reinstatement of the debt evidenced hereby or a waiver of such right to acceleration or of any other right, or be construed so as to preclude the exercise of any right which GECC may have, whether under the laws of the State of Colorado, by agreement or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

                  Borrower, for itself and its heirs, successors and assigns, and each endorser or guarantor of this Note, for its heirs, successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Reform Act of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

                  It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and GECC, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to GECC or the holder hereof, or collected by



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GECC or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Deed of Trust or in any Other Security Documents or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Deed of Trust or any Other Security Documents or any other document executed in connection with the Loan, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed or permitted by law, including judicial determination, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances GECC or other holder hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Deed of Trust and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between GECC and Borrower and any endorser or guarantor of this Note.

                  Neither Borrower nor any partner in Borrower shall be personally liable for the repayment of any of the principal of or interest due under this Note or for any deficiency judgment which GECC may obtain after foreclosure on its collateral after default by Borrower, provided, however, that neither Borrower nor any partner in Borrower shall be exonerated or exculpated for any deficiency, loss or damage suffered by GECC as a result of the failure by Borrower to comply with any of the terms or conditions of this Note, the Deed of Trust or any of the Other Security




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Documents (other than the provisions relating to the payment of principal, interest or late charges), including but not limited to losses resulting from:
(i) Borrower's commission of a criminal act; (ii) Borrower's willful misconduct or gross negligence; (iii) Borrower's failure to perform its obligation to properly account to GECC as beneficiary for any proceeds of insurance or condemnation proceeds as required by the Deed of Trust; (iv) Borrower's failure to comply with provisions of the Deed of Trust prohibiting the sale or further encumbering of the collateral; (v) Borrower's attempt to interfere with GECC's rights under the assignment of rents or letters of credit, if any, issued in connection with the Loan (other than the good faith assertion of legal and equitable rights and defenses); (vi) Borrower's fraud or misrepresentation made in or in connection with this Note, the Deed of Trust or the Other Security Documents; (vii) Borrower's failure to apply proceeds of rents and other income of the collateral toward the costs of maintenance and operation of the Mortgaged Property and to the payment of taxes, lien claims, insurance premiums and debt service and other indebtedness to the extent that the Deed of Trust or Other Security Documents require such rents and income to be so applied; (viii) Borrower's failure to pay any taxes, assessments, and insurance premiums affecting any of the Mortgaged Property; (ix) Borrower's entering into or modifying leases, rental agreements or management contracts in violation of the provisions of the Deed of Trust or the Other Security Documents; (x) Borrower's collection of rentals for periods of more than sixty days (60 days) in advance under leases of the Mortgaged Property; (xi) the receipt by Borrower of monies in connection with the modification of any existing or future lease or the entering into of a new lease in violation of the applicable provisions of the Deed of Trust or the Other Security Documents; (xii) willful damage or destruction to any of the Mortgaged Property caused or occasioned by the acts or omissions of Borrower, its agents or employees, including electrical, plumbing, heating or air conditioning systems or elevators; (xiii) Borrower's failure to pay for any loss, liability, damage, costs or expense (including attorneys' fees) incurred by GECC in connection with any order, consent decree, settlement, judgment or verdict arising from the deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other placement or release in, on or from any of the Mortgaged Property of asbestos or a "hazardous substance" as defined in 42 U.S.C. ss. 9601, et seq., as amended from time to time, or any other toxic or hazardous waste or waste products, including without limitation, any liability of Borrower arising out of the Hazardous Substances Indemnity Agreement; or (xiv) Borrower's




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failure to pay for any loss, liability or expenses (including attorneys' fees)
incurred by GECC arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Note or the transactions contemplated hereby or by the Deed of Trust or Other Security Documents establish a joint venture or partnership arrangement between Borrower and GECC; and provided further, that the foregoing limitations on Borrower's personal liability with respect to principal and interest shall not impair the validity of the indebtedness secured by GECC's collateral or the lien on or security interest in the collateral or the right of GECC as beneficiary under the Deed of Trust or as secured party to foreclose and/or enforce its rights with respect to the collateral after default by Borrower or to seek and enforce any of GECC's rights pursuant to any guarantee which it may hold. None of the foregoing limitations on Borrower's personal liability shall modify, diminish or discharge the personal liability of any guarantor under any guarantee executed in connection with the indebtedness evidenced by the Note or of Borrower or any other entity or individual under the Hazardous Substances Indemnity Agreement of even date herewith or under any indemnification provisions of the Deed of Trust or any of the Other Security Documents. All of the representations, warranties, covenants and indemnities of the Hazardous Substances Indemnity Agreement and any indemnification provisions of this Note, the Deed of Trust or any Other Security Documents shall survive repayment of this Note and/or the release of the liens of any of the Deed of Trust and shall survive the transfer of any or all right, title and interest in and to any of the Mortgaged Property by Borrower to any party, whether or not affiliated with Borrower. Nothing herein shall be deemed to be a waiver of any right which GECC may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978, as such sections may be amended, or corresponding or superseding provisions of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount of the debt owing to GECC by Borrower or to require that all collateral shall continue to secure all of the indebtedness owing to GECC in accordance with this Note, the Deed of Trust and the Other Security Documents.

                  Borrower shall hold harmless, defend, protect and indemnify GECC from and against any brokerage commissions or finder's fees claimed by any broker or any other party in connection with the Loan. This indemnification obligation shall




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not be subject to the limitation of liability contained in the preceding paragraph.

                  This Note shall be governed by and construed under the laws of the State of Colorado. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING IN CONNECTION WITH THIS NOTE, OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE INDEBTEDNESS EVIDENCED HEREBY. BORROWER STATES THAT IT HAS CONFERRED SPECIFICALLY WITH GECC WITH RESPECT TO THIS WAIVER, AND BORROWER HAS AGREED TO THIS WAIVER AFTER CONSULTATION WITH ITS COUNSEL AND WITH FULL UNDERSTANDING OF THE IMPLICATIONS HEREOF. Borrower hereby submits to personal jurisdiction in the State of Colorado for the enforcement of Borrower's obligations hereunder and under the Deed of Trust and the Other Security Documents, and waives any and all personal rights under the law of any other state to object to jurisdiction within the State of Colorado for the purposes of litigation to enforce such obligation of Borrower. In the event such litigation is commenced, Borrower agrees that, in addition to any other manner provided by applicable law or court rule, service of process may be made and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required by applicable law to commence such litigation upon Borrower's appointed Agent for Service of Process in the State of Colorado, which Agent Borrower hereby designates to be:

                  Ireland, Stapleton, Pryor & Pascoe, P.C.
                  1675 Broadway, Suite 2600
                  Denver, Colorado  80202
                  Attention:  Michael A. Smith, Esq.

                  This Note amends and restates in its entirety that certain Promissory Note dated October 30, 1990, made by Borrower in favor of GECC in the original principal amount of $11,640,000.00.


                  IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed under seal the day and year first above written.

                                          CARRIAGE CLUB OF DENVER, L.P., a
                                          Delaware limited partnership


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

                                      By:    Sagebrush, Inc., a Delaware
                                             corporation, its sole general
                                             partner



                                             By: /s/ David L. Widener
                                               ------------------------------
                                                David L. Widener
                                                President




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